 RETIREMENT AGREEMENT

This Retirement Agreement (“Agreement”) is between Southwestern Energy Company (“Company” or “SWN”) and Jeffrey B. Sherrick (“Employee”), and covers the terms of my separation from employment with SWN.

1.	Separation Date

Effective May 1, 2016, I resign from all positions I hold as an officer or director of the Company or any of its subsidiaries.  I will continue as a full-time employee with SWN until December 2, 2016, or such earlier date as (a) I may voluntarily resign my employment by notice to the General Counsel of the Company or (b) the Company notifies me that my employment is terminated (the “Separation Date”), on which date my employment with the Company shall terminate.  During the period from May 1, 2016 through the Separation Date, my salary will be $12,500 per month, payable in accordance the Company’s normal payroll processes, less appropriate deductions for Social Security, Medicare, and state and federal taxes, and I will perform such transitional and other services as the Chief Executive Officer of the Company may reasonably request of me in writing (it being understood that I will not be an officer of the Company or any of its subsidiaries and thus do not have authority to bind them and will not hold myself out as such).  I also understand and agree that I shall remain subject all applicable rules and policies applicable to employees of the Company, including, without limitation, the Company’s Business Conduct Guidelines, insider trading policies and other matters, and rules or policies governing my service that the Chief Executive Officer of the Company may specify.  Without limiting the generality of the foregoing, I acknowledge that this includes restrictions on holding positions or substantial interests in, or consulting with, other business enterprises that might have interests competing or conflicting with those of the Company and its affiliates.

2.	Effective Date

I acknowledge that I received a prior draft of this Agreement on or before April 21, 2016 (the “Notification Date”).  This Agreement becomes effective only when it is signed by both me and the Company (the “Effective Date”).

3.	Retirement Benefits

In consideration for signing this Agreement, including the waiver and release of claims in Section 4(a), and subject to my complying with this Agreement and the satisfaction of conditions set forth in this Agreement, including delivery of the additional release described in Section 4(b), the Company agrees to provide the benefits identified on Exhibit A to this Agreement as Retirement Benefits (“Retirement Benefits”).  The Retirement Payment, defined in Exhibit A, will be paid within ten (10) days following the Separation Date.  I understand that I must execute this Agreement and not revoke it, perform my obligations under this Agreement and deliver the additional release provided in Section 4(b) to receive the Retirement Benefits.

Compliance with this Agreement and all applicable Company policies, including, but not limited to, the Business Conduct Guidelines and any agreement or policy regarding confidential or proprietary information, is a condition for receipt of the Retirement Benefits.

4.	Release

(a)

In exchange for the Retirement Benefits and other consideration provided in this Agreement, I, for myself, my heirs and assigns, do hereby forever permanently and irrevocably release, acquit and discharge the Company, its directors, officers, agents, employees, attorneys, shareholders, subsidiaries and affiliated companies and their directors, officers, agents, employees, attorneys, and shareholders, and also employee benefit or compensation plans and their fiduciaries, administrators, or trustees, successors and/or assigns (the “Company Group”) from any and all claims and demands of whatever nature I have or may have, whether known or unknown, from the beginning of time until the Effective Date of this Agreement, including, but not limited to, any claims for damages, wages or salaries (except as provided under Section 1 hereunder), severance, bonus, expenses, amounts due under any Company employee benefit or compensation plan, back pay, court costs, and attorneys' fees, claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) (“ADEA”), the Americans with Disabilities Act (42 U.S.C. § 12101, et seq.), Section 301 of the Labor Management Relations Act (29 U.S.C. § 185), Section 503 of the Rehabilitation Act of 1973 (29 U.S.C. § 706, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000(e), et seq.), the Civil Rights Acts of 1866 and 1870 (42 U.S.C. §§ 1981, et seq.), the Civil Rights Act of 1991 (P.L. 102-166), Vietnam Era Veteran Readjustment Act of 1974 (38 U.S.C. Chapter 42, §§ 2011, 2012, and 2014), the Family and Medical Leave Act, the Texas Commission on Human Rights Act, V.T.C.A. Labor Code § 21.001, et seq., the Worker Adjustment and Retraining Notification Act, the Arkansas Civil Rights Act, A.C.A. § 16-123-101, et seq., the Constitutions of the United States of America, Arkansas, Colorado, Pennsylvania, West Virginia and/or Texas, and/or Executive Order 11246, as amended, claims for short term disability or long term disability or other disability benefits, violation of public policy, wrongful discharge, retaliation, breach of express or implied covenant of good faith and fair dealing, intentional or negligent infliction of mental/emotional distress, defamation, slander, damage to reputation, false imprisonment, civil assault or battery, libel, invasion of privacy, intentional interference with contractual or business relations, unpaid wages or benefits, breach of contract, or tort under federal, state or local law  (“Released Claims”).  However, the general release and waiver of claims in this Section 4(a) excludes, and I do not waive, release or discharge, (i) any benefits provided in Section 3 of this Agreement, (ii) any claims and demands which may arise after the Effective Date of this Agreement, (iii) or any claims or benefits under any benefit plans under which I have continuing rights, including retiree medical benefits, if I become eligible, or any rights to defense, indemnity or coverage as a result of my service as an officer or former officer of the Company.

(b)

On or within five days following the Separation Date, as a condition to receiving any further benefits under this Agreement, including the Retirement Benefits, I will deliver to the Company a further Release in the form of Exhibit B covering the period from the Effective Date through the Separation Date.

(c)

This Agreement does not purport to limit any right I may have to file a charge with or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, or other governmental agency or entity.  However, I understand and agree that the release contained in this Section 4 also applies to any claims brought by any organization, person, or agency on my behalf, or class action under which I may have a right or benefit.  In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released in Section 4 above, I hereby waive and agree not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to myself, including without limitation any costs, expenses and attorneys' fees incurred by me or on my behalf.

5.	Knowing and Voluntary Acknowledgment

I specifically agree and acknowledge that: (i) I have read this Agreement in its entirety and understand all of its terms; (ii) I have been advised of and have availed myself of the right to consult with an attorney prior to executing this Agreement; (iii) I knowingly, freely and voluntarily assent to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) I am executing this Agreement, including the waiver and release, in exchange for good and valuable consideration; (v) I am not waiving or releasing rights or claims that may arise after the execution of this Agreement; and (vi) I understand that the waiver and release in this Agreement is being requested in connection with the cessation of my employment with the Company.

6.	ADEA Notice and Revocation Period

I acknowledge that I have been given forty-five (45) days to consider the terms of this Agreement and consult with an attorney of my choice (the “Consideration Period”).  I agree that the Consideration Period began on the Notification Date, and did not restart at any time prior to the Effective Date, regardless of whether any material or immaterial changes were made to any prior draft of this Agreement.

Further, I acknowledge that I shall have an additional seven (7) days from the date on which I sign this Agreement to revoke my acceptance of this Agreement by delivering written notice of revocation to General Counsel, Southwestern Energy Company, 10000 Energy Drive, Houston, Texas, 77389, no later than 5:00 p.m. on the seventh (7th) day after execution of the Agreement.   However, I understand that I must execute this Agreement and not revoke it, perform my obligations under this Agreement and deliver the further release described in Section 4(b) of this Agreement to receive the Retirement Benefits provided in Section 3 of this Agreement.

I acknowledge that the disclosures required under the Older Workers Benefit Protection Act (OWBPA) were provided to me on the Notification Date.

7.	Post-termination Obligations

(a)	Confidential Information

I understand and acknowledge that during the course of my employment I have had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Company and its businesses  (“Confidential Information”).  I further understand and acknowledge that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by me might cause the Company Group to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: general business information specific to the Company’s exploration and production efforts, strategic plans, contracts, terms of agreements, transactions, potential transactions, drilling plans, potential drilling plans, areas of interest, potential areas of interest, negotiations, pending negotiations, business processes, practices, methods, policies, publications, documents, research, operations, services, strategies, techniques, shape files, seismic data, geologic data or information, know-how, trade secrets,  computer programs, computer software, applications, work-in-process, databases, manuals, records, systems, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, pricing information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications of the Company Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

I understand that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

I understand and agree that Confidential Information developed by me in the course of my employment shall be subject to the terms and conditions of this Agreement. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to me, provided that such disclosure is through no direct or indirect fault of me or person(s) acting on my behalf.

(b)	Disclosure and Use Restrictions

I agree and promise: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever, including other employees of the Company Group not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group except as required in the performance of any of my remaining authorized employment duties to the Company; and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company Group, except as required in the performance of any of the my remaining authorized employment duties. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order.

(c)	Company Property

I agree that all written materials, records, data, and other documents prepared or possessed by me during my employment, whether created, stored, or transmitted electronically or otherwise and whether or not constituting Confidential Information, are company property (“Company Property”).  All information, ideas, concepts, improvements, discoveries, and inventions that are conceived, made, developed, or acquired by me individually or in conjunction with others during my employment (whether during business hours and whether on Company’s premises or otherwise) which relate to Company’s business, products, or services are Company’s sole and exclusive property.  All memoranda, notes, records, files, correspondence, drawings, manuals, models, specification, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, improvements, discoveries, and inventions are Company’s Property.  I shall return all of Company’s documents, data, or other Company Property to Company on or before the date I execute this agreement, except as specifically provided in writing.  I shall not retain copies of any such Company Property.

(d)	Confidentiality and Non-disparagement

I agree that this Agreement and the subject matter of this Agreement are confidential, and I will not discuss or otherwise disclose the fact of this Agreement, the amount paid under this Agreement, and/or the substance or content of this Agreement to any person other than my attorney, my tax/financial advisor, my spouse, or as required by appropriate taxing or legal authorities.  I will not make or cause to be made any oral or written statements about SWN that are disparaging, slanderous, libelous, or defamatory.

(e)	Cooperation

I agree, upon Company’s request and for a reasonable period following the Separation Date, to reasonably cooperate in connection with any investigation, litigation, arbitration, regulatory proceeding, acquisition, or divestiture regarding events that occurred during my tenure with Company. I will make myself reasonably available to provide information, and to appear to give testimony.  Company will, to the extent permitted by law and applicable court rules, reimburse me for reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and costs) that I incur in extending such cooperation.

(f) Government Reporting and Cooperation Permitted

Nothing in this Agreement will be construed to prohibit me from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation.  However, I may not disclose information of the Company Group that is protected by the attorney-client privilege, except as expressly authorized by law.  I do not need the prior authorization of the Company to make any such reports or disclosures and am not required to notify the Company that I have made such reports or disclosures.

8.	Remedies

(a)

In the event of a breach or threatened breach by me of any of the provisions of this Agreement, I hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(b)

Should I fail to abide by any of the terms of this Agreement, or if I revoke the ADEA release contained in Section 4 within the seven-day revocation period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to me under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

(c)

Should I breach any of the terms of this Agreement, to the extent authorized by law, I will be responsible for payment of all reasonable attorneys’ fees and costs that the Company incurs in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

9.	Entire Agreement

This Agreement, the Amendment to Awards Agreements, any exhibits or attachments, any documents referenced in the exhibits or attachments, and the letter to me provided contemporaneously with this Agreement, is the entire agreement between me and the Company and supersedes all prior agreements and understandings between us concerning my employment or separation of employment, with the exception of any ongoing obligations regarding confidentiality, trade secrets, non-solicitation, non-recruitment, non-competition, or other obligations or duties to protect the Company’s goodwill and ability to conduct business, all of which shall remain in full force and effect.  This Agreement may not be modified or amended except by a written instrument signed by an authorized representative of the Company.  I acknowledge that except as set forth in this Agreement, no person has made any representations or promises on behalf of the Company and further that this Agreement has not been executed in reliance on any representation or promise except those contained herein.

10.	Section 409A

The provisions of this Section 10 shall apply solely to the extent that a payment under this Agreement is subject to Section 409A of the Internal Revenue Code (the “Code”).

(a)

General Suspension of Payments.  If Employee is a “specified employee,” as such term is defined within the meaning of Section 409A of the Code, any payments or benefits payable or provided as a result of Employee’s termination of employment that would otherwise be paid or provided prior to the first day of the seventh month following such termination (other than due to death) shall instead be paid or provided on the earlier of (i) the six months and one day following Employee’s termination, (ii) the date of Employee’s death, or (iii) any date that otherwise complies with Section 409A of the Code.  In the event that Employee is entitled to receive payments during the suspension period provided under this Section, Employee shall receive the accumulated benefits that would have been paid or provided under this Agreement within the suspension period on the earliest day that would be permitted under Section 409A of the Code. In the event of any delay in payment under this provision, the deferred amount shall bear interest at the prime rate (as stated in the Wall Street Journal) in effect on his termination date until paid.

(b)

Release Payments.  In the event that Employee is required to execute a release to receive any payments from the Company that constitute nonqualified deferred compensation under Section 409A of the Code, payment of such amounts shall not be made or commence until the sixtieth (60th) day following such termination of employment.  Any payments that are suspended during the sixty (60) day period shall be paid on the date the first regular payroll is made immediately following the end of such period.

(c)

Reimbursement Payments. The following rules shall apply to payments of any amounts under this Agreement that are treated as “reimbursement payments” under Section 409A of the Code: (i) the amount of expenses eligible for reimbursement in one calendar year shall not limit the available reimbursements for any other calendar year (other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code); (ii) Employee shall file a claim for all reimbursement payments not later than thirty (30) days following the end of the calendar year during which the expenses were incurred, (iii) the Company shall make such reimbursement payments within thirty (30) days following the date Employee delivers written notice of the expenses to the Company; and (iv) Employee’s right to such reimbursement payments shall not be subject to liquidation or exchange for any other payment or benefit.

(d)

Separation from Service.  For purposes of this Agreement, any reference to “termination” of Employee’s employment shall be interpreted consistent with the meaning of the term “separation from service” in Section 409A(a)(2)(A)(i) of the Code and no portion of the Severance Payments shall be paid to Employee prior to the date such Employee incurs a separation from service under Section 409A(a)(2)(A)(i) of the Code.

(e)

Installment Payments.  For purposes of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (including without limitation Treasury Regulations Section 1.409A-2(b)(2)(iii)), all payments made under this Agreement (whether severance payments or otherwise) will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under this Agreement will at all times be considered a separate and distinct payment.

(f)

PPACA.  To the extent that any post-termination continuation of health or medical coverage pursuant to this Agreement would violate the Patient Protection and Affordable Care Act of 2010 (“PPACA”) and related regulations and guidance promulgated thereunder, the Company may reform this Agreement in such manner as is reasonably necessary to provide the Employee with the intended benefit hereunder in a manner that complies with the PPACA; provided, however, that such reformation shall not result in a violation of Code Section 409A.

(g)

General.  Notwithstanding anything to the contrary in this Agreement, it is intended that the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-(b)(9) and this Agreement will be construed to the greatest extent possible as consistent with those provisions.  The commencement of payment or provision of any payment or benefit under this Agreement shall be deferred to the minimum extent necessary to prevent the imposition of any excise taxes or penalties on the Company or Employee.

11.	Choice of Law and Forum

This Agreement is entered into under, and, along with my employment and termination, shall be governed for all purposes by, the laws of the State of Texas, excluding applicable conflict-of-law rules.  Venue for any dispute arising out of or relating to this Agreement, my employment, or termination, shall be exclusively in a court of competent jurisdiction in Harris County, Texas, and I waive any right I may have to bring a claim or suit elsewhere.

12.	Waiver of Jury Trial

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR EMPLOYEE’S EMPLOYMENT OR TERMINATION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.

13.	Severability

Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and the illegal, unenforceable, or invalid provision or provisions shall be deemed not to be a part of this Agreement.  However, if any part of Section 3 shall be held invalid, I will immediately execute a valid release of claims relating to my employment with the Company.

14.	Nonadmission

Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of the Company Group.

15.	Captions

Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

16.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, THAT I UNDERSTAND THAT IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, IF ANY, THAT ACCRUED ON OR BEFORE THE EFFECTIVE DATE, AND THAT I AM ENTERING INTO IT KNOWINGLY AND VOLUNTARILY.

/s/ Jeffrey B. Sherrick

Jeffrey B. Sherrick

Date: May 19, 2016

ACCEPTED AND AGREED:

Southwestern Energy Company

By: /s/Jennifer McCauley

Name: Jennifer McCauley

Title: Senior Vice President – Administration

Date: May 17, 2016

Exhibit A

This Exhibit A identifies all retirement and separation benefits to which Employee is entitled under the Agreement.

1.	Retirement Payment

Subject to the conditions in Section 3 of the Agreement, the Company will pay to Employee the total amount of $152,355 plus 50% of my 2016 annual bonus target in effect as of April 30, 2016 (as set forth separately and as established by plans in place prior to entry into this Agreement), less appropriate deductions for Social Security, Medicare, and state and federal taxes, if, as and when provided in Section 3 of the Agreement; provided, however, that if the Company terminates Employee’s employment as provided in Section 1(b) or Employee terminates his employment as provided in Section 1(a), prior to December 2, 2016, and Employee has not breached the provisions of this Agreement or Company policies, then the $152,355 plus 50% of 2016 annual bonus target shall be increased by an amount equal to the sum of (a) $75,000 if he is not yet 62 years old plus (b) the salary still due and owing for the period from the Separation Date to December 2, 2016, as if the termination had not occurred.  Such retirement payment shall be payable in lump sum payments as calculable by the Parties, once the conditions for payment have occurred.

2.	Long-term Incentive Compensation

The Company has delivered to Employee and Employee has accepted an Amendment to Award Agreements regarding vesting of outstanding restricted stock, stock option and performance unit awards.

3.	Retiree Medical

The Company acknowledges that Employee will be 62 years old as of December 2, 2016, and accordingly if that is the Separation Date he will be eligible to participate in the Company’s retiree medical plans.  Employee acknowledges that the $75,000 in clause (a) of the proviso in paragraph 1 above is full compensation for loss of retiree medical benefits if the Separation Date is before his 62nd birthday.

Exhibit B

SUPPLEMENTAL RELEASE AGREEMENT

In accordance with that certain Retirement Agreement, effective May 1, 2016, entered into by Southwestern Energy Company (“Company” or “SWN”) and Jeffrey B. Sherrick (“Employee”) (the “Retirement Agreement”), Employee hereby executes this Supplement Release Agreement (“Supplemental Release”).  All capitalized terms used herein shall have the meaning as defined in the Retirement Agreement.  This Supplemental Release is effective on the date Employee signs it (“Effective Date”) or the Separation Date, whichever is later.

1.	Release

(a)

In exchange for the Retirement Benefits and other consideration provided in the Retirement Agreement, I, for myself, my heirs and assigns, do hereby forever permanently and irrevocably release, acquit and discharge the Company, its directors, officers, agents, employees, attorneys, shareholders, subsidiaries and affiliated companies and their directors, officers, agents, employees, attorneys, and shareholders, and also employee benefit or compensation plans and their fiduciaries, administrators, or trustees, successors and/or assigns (the “Company Group”) from any and all claims and demands of whatever nature I have or may have, whether known or unknown, from the beginning of time until the Effective Date of this Supplemental Release, including, but not limited to, any claims for damages, wages, salaries, severance, bonus, expenses, amounts due under any Company employee benefit or compensation plan, back pay, court costs, and attorneys' fees, claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) (“ADEA”), the Americans with Disabilities Act (42 U.S.C. § 12101, et seq.), Section 301 of the Labor Management Relations Act (29 U.S.C. § 185), Section 503 of the Rehabilitation Act of 1973 (29 U.S.C. § 706, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000(e), et seq.), the Civil Rights Acts of 1866 and 1870 (42 U.S.C. §§ 1981, et seq.), the Civil Rights Act of 1991 (P.L. 102-166), Vietnam Era Veteran Readjustment Act of 1974 (38 U.S.C. Chapter 42, §§ 2011, 2012, and 2014), the Family and Medical Leave Act, the Texas Commission on Human Rights Act, V.T.C.A. Labor Code § 21.001, et seq., the Worker Adjustment and Retraining Notification Act, the Arkansas Civil Rights Act, A.C.A. § 16-123-101, et seq., the Constitutions of the United States of America, Arkansas, Colorado, Pennsylvania, West Virginia and/or Texas, and/or Executive Order 11246, as amended, claims for short term disability or long term disability or other disability benefits, violation of public policy, wrongful discharge, retaliation, breach of express or implied covenant of good faith and fair dealing, intentional or negligent infliction of mental/emotional distress, defamation, slander, damage to reputation, false imprisonment, civil assault or battery, libel, invasion of privacy, intentional interference with contractual or business relations, unpaid wages or benefits, breach of contract, or tort under federal, state or local law  (“Released Claims”).  However, the general release and waiver of claims in this Section 1 excludes, and I do not waive, release or discharge, (i) any benefits provided in Section 3 of the Retirement Agreement, (ii) any claims and demands which may arise after the Effective Date of this Supplemental Release, (iii) or any claims or benefits under any benefit plans under which I have continuing rights.

(b)

Nothing in this Supplemental Release will be construed to prohibit me from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation.  However, I may not disclose information of the Company Group that is protected by the attorney-client privilege, except as expressly authorized by law.  I do not need the prior authorization of the Company to make any such reports or disclosures and am not required to notify the Company that I have made such reports or disclosures.  However, I understand and agree that the release contained in this Section 1 also applies to any claims brought by any organization, person, or agency on my behalf, or class action under which I may have a right or benefit.  In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released in this Section 1, I hereby waive and agree not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to myself, including without limitation any costs, expenses and attorneys' fees incurred by me or on my behalf.

2.	Knowing and Voluntary Acknowledgment

I specifically agree and acknowledge that: (i) I have read this Supplemental Release in its entirety and understand all of its terms; (ii) I have been advised of and have availed myself of the right to consult with an attorney prior to executing this Supplemental Release; (iii) I knowingly, freely and voluntarily assent to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) I am executing this Supplemental Release, including the waiver and release, in exchange for good and valuable consideration; (v) I am not waiving or releasing rights or claims that may arise after the execution of this Supplemental Release; and (vi) I understand that the waiver and release in this Supplemental Release is being requested in connection with the cessation of my employment with the Company.

3.	ADEA Notice and Revocation Period

I acknowledge that I have been given forty-five (45) days to consider the terms of this Supplemental Release and consult with an attorney of my choice (the “Consideration Period”).  I agree that the Consideration Period began on May 1, 2016, and did not restart at any time prior to the Effective Date, regardless of whether any material or immaterial changes were made to any prior draft of this Agreement.

Further, I acknowledge that I shall have an additional seven (7) days from the date on which I sign this Supplemental Release to revoke my acceptance of this Supplemental Release by delivering written notice of revocation to General Counsel, Southwestern Energy Company, 10000 Energy Drive, Houston, Texas, 77389, no later than 5:00 p.m. on the seventh (7th) day after execution of this Supplemental Release.   However, I understand that I must execute this Supplemental Release and not revoke it and perform my obligations under the Retirement Agreement and this Supplemental Release to receive the Retirement Benefits provided in Section 3 of the Retirement Agreement.

The disclosures required under the Older Workers Benefit Protection Act (OWBPA) have previously been provided to me.

4.	Entire Agreement

This Supplemental Release, the Retirement Agreement, the Amendment to Awards Agreements, any exhibits or attachments, and any documents referenced in the exhibits or attachments, is the entire agreement between me and the Company and supersedes all prior agreements and understandings between us concerning my employment or separation of employment, with the exception of any ongoing obligations regarding confidentiality, trade secrets, non-solicitation, non-recruitment, non-competition, or other obligations or duties to protect the Company’s goodwill and ability to conduct business, all of which shall remain in full force and effect.  This Supplemental Release may not be modified or amended except by a written instrument signed by an authorized representative of the Company.  I acknowledge that except as set forth in the Retirement Agreement and this Supplemental Release, no person has made any representations or promises on behalf of the Company and further that this Agreement has not been executed in reliance on any representation or promise except those contained herein.

5.	Choice of Law and Forum

This Supplemental Release is entered into under, and, along with my employment and termination, shall be governed for all purposes by, the laws of the State of Texas, excluding applicable conflict-of-law rules.  Venue for any dispute arising out of or relating to this Supplemental Release, my employment, or termination, shall be exclusively in a court of competent jurisdiction in Harris County, Texas, and I waive any right I may have to bring a claim or suit elsewhere.

6.	Waiver of Jury Trial

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS Supplemental Release, OR EMPLOYEE’S EMPLOYMENT OR TERMINATION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Supplemental Release.

7.	Severability

Should any provision of this Supplemental Release be declared or determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and the illegal, unenforceable, or invalid provision or provisions shall be deemed not to be a part of this Supplemental Release.  However, if any part of Section 1shall be held invalid, I will immediately execute a valid release of claims relating to my employment with the Company.

8.	Nonadmission

Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of the Company Group.

9.	Captions

Captions and headings of the sections and paragraphs of this Supplemental Release are intended solely for convenience and no provision of this Supplemental Release is to be construed by reference to the caption or heading of any section or paragraph.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, THAT I UNDERSTAND THAT IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, IF ANY, THAT ACCRUED ON OR BEFORE THE EFFECTIVE DATE, AND THAT I AM ENTERING INTO IT KNOWINGLY AND VOLUNTARILY.

_____________________________________

Jeffrey B. Sherrick

Date: